UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Addition Materials

[   ] Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                              ViaGrafix Corporation
                 -----------------------------------------------
                (Name of Registrant as specified in Its Charter)

               --------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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      paid previously.  Identify the previous filing by registration statement
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
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 20, 1999


         Notice is hereby given that the Annual Meeting of Stockholders of ViaGrafix Corporation (the "Company"), will be held at One American Way, Pryor, Oklahoma, on Thursday, May 20, 1999, at 10:00 A.M. (Local Time), for the following purposes:

1.   To elect five  directors for terms ending with the Annual  Meeting in 2000;
     and

2. To act on a proposal to amend the Company's 1995 Stock Option Plan to increase the number of shares covered by the Plan from 1,000,000 to 2,000,000.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.


         We hope that you will be able to attend this meeting, but if you do not plan to do so, please date, sign and return the enclosed Proxy as promptly as possible.


                                            By Order of the Board of Directors

                                            /s/ Robert E. Webster
                                            ---------------------------------
                                                Robert E. Webster
                                                Secretary

Pryor, Oklahoma
March 31, 1999

<PAGE 1>
                              ViaGrafix Corporation
                                One American Way
                              Pryor, Oklahoma 74361



                                 PROXY STATEMENT


         This statement is furnished in connection with the solicitation by the Board of Directors of ViaGrafix Corporation, for proxies to be used at the Annual Meeting of Stockholders of the Company to be held on May 20, 1999, at the time and place set forth in the Notice of Annual Meeting accompanying this Proxy Statement.

         Pursuant to provisions of the Bylaws of the Company and action of its Board of Directors, the close of business on March 22, 1999, has been established as the time and record date for determining the stockholders entitled to notice of and to vote at this annual meeting. The stock transfer books will not be closed.

         Stockholders of record on the record date are entitled to cast their votes at the Annual Meeting either in person or by properly executed proxy. The presence, in person or by properly executed proxy, of thirty-three and one-third percent (33-1/3%) of the Common Stock outstanding on the record date is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting. A plurality of votes cast at the Annual Meeting is required for the election of each director.

         The enclosed Proxy may be revoked at any time prior to the voting thereof, either by giving notice to the Secretary of the Company or by personal attendance at the meeting. All Proxies received in advance of the meeting may be revoked prior to exercise.

         This Proxy Statement, Notice of Annual Meeting and accompanying Proxy, as well as the Company's 1998 Annual Report, will be first mailed to stockholders approximately April 15, 1999.


VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         As of March 22, 1999, (the record date), the Company had issued a total of 5,788,184 shares of $.01 par value Common Stock, its only class of stock outstanding. Each share is entitled to one vote on all matters submitted to a vote by stockholders.

<PAGE 2>

         Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). The following table sets forth, as of March 22, 1999, the aggregate number of shares of Common Stock of the Company owned of record or beneficially by each person who owned of record, or is known by the Company to own beneficially, more than 5% of the Company's Common Stock, each officer whose 1998 salary and bonus exceeded $100,000 ("Executive Officers"), and the name and shareholdings of each director and such officers and all directors as a group. Management knows of no person, except as listed below, who owned more than 5% of the Company's outstanding shares of the Common Stock as of March 22, 1999.

            Name and address of the 5%                                                        Percent
     Shareholders and each Executive Officer                         Number of shares            of
           and names of other directors                               owned (1)                class
---------------------------------------------------               ---------------------    -------------
Michael A. Webster
One American Way
Pryor, Oklahoma 74361                                                   1,867,213 (2)           32.3%

Robert E. Webster
One American Way
Pryor, Oklahoma 74361                                                   1,177,972 (3)           20.4%

Robert C. Moore, Jr.
One American Way
Pryor, Oklahoma 74361                                                      11,908 (4)            0.2%

Austin E. Acuff
One American Way
Pryor, Oklahoma 74361                                                      16,395 (4)            0.3%

Roy L. Bliss                                                               38,500 (5)            0.7%

Stephen P. Gott                                                            28,500 (5)            0.5%

Gerald R. Harris                                                              800 (5)            0.0%


Executive Officers and all directors as a group (7 persons)             3,141,288               54.3%

(1) All shares are held beneficially and of record and the owner has sole voting and investment power with respect thereto.
(2) Includes 114,285 shares held by Michael A. Webster as Trustee for trusts for the benefit of his children
(3)  Includes 100 shares held by a son of Robert E. Webster
(4)  Robert Moore and Austin Acuff are Executive Officers of the Company
(5)  Roy Bliss, Stephen Gott and Gerald Harris are directors of the Company

ELECTION OF DIRECTORS

         The five member Board of Directors of the Company serve an annual term with the term expiring on the date of the 1999 Annual Meeting of Stockholders, when their successors have been elected and qualified. The nominees for election as Directors at the 1999 Annual Meeting, to serve until the 2000 Annual Meeting, are Michael A. Webster, Robert E. Webster, Roy L. Bliss, Stephen P. Gott, and Gerald R. Harris.

<PAGE 3>

         Each of the nominees has consented to serve as a director if elected. Unless authority to vote for any of the directors is withheld in a proxy, it is intended that each proxy will be voted FOR such nominees. In the event that any or all of the nominees for director should, before the Annual Meeting, become unable to serve if elected, it is intended that all shares represented by proxies will be voted for such substitute nominee(s) as may be recommended by the Company's existing Board of Directors. The accompanying form of Proxy contains a discretionary grant of authority with respect to this matter.

EXECUTIVE OFFICERS, DIRECTORS AND NOMINEES FOR DIRECTOR

         The following additional information is provided with respect to the executive officers and nominees for directors of the Company:

         Michael A. Webster, age 40, has served as Chairman of the Board, President and Chief Executive Officer since the Company's inception in 1990. Mr. Webster served as General Manager of Champion Electronics, Inc., a company operating Radio Shack dealership outlets involved in computer retailing, from October 1984 to December 1989. Michael A. Webster is the brother of Robert E. Webster.

         Robert E. Webster, age 43, has served as Director, Vice President and Secretary since the Company's inception in 1990. He served as Director and Vice President of American Small Business Computers, Inc. from July 1981 to August 1995. He has served as Executive Vice President on the Company's management team since 1995, after the Company acquired ASBC. Robert E. Webster is the brother of Michael A. Webster.

         Robert C. Moore, Jr., age 52, has served as Chief Financial Officer since July 1997 and Treasurer since October 1997. He served as Vice President and Chief Financial Officer of Hughes Lumber Company in Tulsa, Oklahoma from June 1978 to June 1997, and as Assistant Controller of a division of Evans Products Company from October 1972 to May 1978.

         Austin E. Acuff, age 52, has served as Retail Sales Manager since July 1994. He has served as Vice President on the Company's management team since February 1999. Mr. Acuff served as an instructor of business classes for Northeast Vo-Tech Center from August 1988 to July 1994 and was employed by Wal-Mart as Store Manager from July 1971 to August 1988.

         Roy L. Bliss, age 56, has served as a director of the Company since March 4, 1998. He is the founder of United Video Satellite Group, Inc., based in Tulsa, Oklahoma (now known as TV Guide, Inc.). Mr. Bliss was employed there from 1969 through 1996, at which time it was acquired by Tele-Communications, Inc. He served as Chief Operating Officer from 1970 to 1996, as President from 1991 to 1996, and as a Director from 1984 to 1996. He is currently engaged in the management of his investments.

         Stephen P. Gott, age 49, has served as a director of the Company since March 4, 1998. He has been President, Chief Executive Officer and Director of 7th Street.com, Inc., of White Plains, New York, the stock of which is traded on The Nasdaq Stock Market, since February 1999. From 1995 to February 1999 he was President and Chief Executive Officer of Street Technologies, Inc. based in White Plains, New York. Street Technologies, Inc. merged with 7th Level, Inc. in February 1999 and became 7th Street.com, Inc. He was Partner and Chief Technology and Operations Officer at Lehman Brothers, Inc. from 1986 to 1995.

<PAGE 4>

         Gerald R. Harris, age 67, has served as a director of the Company since March 4, 1998. He is the founder, President and Chief Executive Officer of Hem, Inc., in Pryor, Oklahoma, established in 1966.

         The Board of Directors of the Company had three meetings during 1998 (subsequent to the Company's initial public offering on March 4, 1998) and all directors attended each of those meetings.

         The Company has an Audit Committee that is composed entirely of outside directors, consisting of Roy Bliss, Stephen Gott and Gerald Harris. They had two meetings during the past year at which the committee members posed questions to representatives of Ernst & Young LLP concerning the Company's audited financial statements.

EXECUTIVE COMPENSATION

Report of Compensation Committee of the Board on Executive Compensation

         The function of administering the Company's executive compensation policies is currently performed by the Compensation Committee of the Board of Directors, which is composed entirely of outside directors consisting of Roy L. Bliss, Stephen P. Gott and Gerald R. Harris. The Compensation Committee held three meetings last year, attended by all members.

         The Compensation Committee has the responsibility for developing and making recommendations to the Board concerning compensation paid to the Chief Executive Officer and each of the executive officers, and for administering all aspects of the Company's executive compensation program, including employee benefit plans.

         The Company's compensation program for executive officers was developed with guidelines for compensation decisions that will: attract and retain highly qualified and motivated key executives, recognize and reward outstanding performance, and maximize stockholder value over time. The following components are included: (i) base salaries, (ii) variable compensation opportunities directly linked to the Company's performance, (iii) stock options, and (iv) miscellaneous other fringe benefits.

         The Compensation Committee intends to compensate the Company's executive officers, including the Chief Executive Officer, with a base salary that is competitive within the information technology ("IT") industry. The Compensation Committee will review compensation packages, including base salary levels, offered by other companies in the IT industry. On July 24, 1998 an annual bonus plan was approved for Michael Webster and Robert Webster based on specific earnings per share improvement targets. Michael Webster and Robert Webster also received directors' fees in 1998. Robert Moore's annual base rate of salary was increased from $75,000 to $95,000 effective April 1, 1998, and to $104,500 effective February 1, 1999.

<PAGE 5>

Compensation Committee Interlocks and Insider Participation

On September 30, 1998, the Company paid $620,000 to amend a January 1997 "Development and Licensing Agreement" with Street Technologies, Inc., now known as 7th Street.com, Inc. ("7th Street") whereby the royalty paid to 7th Street on networkable licenses sold for multimedia training products developed using 7th Street's products was reduced through September 30, 2000. At that time, the Company has the option to pay an additional $250,000 to reduce the royalty paid on 7th Street's products for the life of 7th Street's products. Under the agreement, 7th Street pays the Company royalties from its sales of multimedia training products containing ViaGrafix content. During 1998 7th Street paid net royalties to the Company of $292,000. (See Note 11 of Notes to Financial Statements on page F-22 of the Company's 1998 Form 10-K.) Stephen Gott, a director of the Company was a member of the Compensation Committee in 1998 and is President and Chief Executive Officer of 7th Street.com, Inc. Other than the foregoing, the Company has no interlocking relationships or other transactions involving any of its Compensation Committee members that are required to be reported by the Securities and Exchange Commission rules and no current or former officer of the Company serves on its Compensation Committee.

Summary Compensation Table: The following table sets forth information as to the compensation of the Executive Officers of the Company whose annual salary and bonus has exceeded $100,000.

                           Summary Compensation Table

                                                                            Long Term Compensation
                                                                  -----------------------------------------
                                         Annual Compensation                 Awards      Payouts
                               ---------------------------------  ---------------------  --------
         (a)               (b)     (c)         (d)        (e)         (f)         (g)         (h)      (i)
                                                         Other                                      All Other
                                                         Annual   Restricted   Securities    LTIP    Compen-
      Name and                                           Compen-     Stock     Underlying   Payouts  Sation
 Principal Position       Year  Salary ($)  Bonus ($)(1) sation    Award ($)     Options      ($)    ($)(2)
--------------------      ----  ----------  ------------ ------    ---------     -------     -----   ------
Michael A. Webster        1998  $ 184,964              0   N/A         N/A       N/A         N/A     $ 6,587
 Chairman of the Board,
 President and Chief
 Executive Officer

Robert E. Webster         1998    123,837              0   N/A         N/A       N/A         N/A       5,750
 Executive Vice-
 President and
 Secretary

Robert C. Moore, Jr.      1998     87,709         50,000   N/A         N/A       N/A         N/A       3,867
 Treasurer and Chief
 Financial Officer

Austin E. Acuff           1998    262,571              0   N/A         N/A       N/A         N/A       4,587
 Vice President and
 Retail Sales Manager
-------------------------

(1) Amount stated includes a bonus amount earned in fiscal 1998 by Robert Moore and paid in fiscal 1999

(2) Amounts stated reflect contributions made by the Company to each executive officer's account under the Company's 401(k) Plan, and directors' fees paid to Michael Webster and Robert Webster

<PAGE 6>

         The Company has no Long-Term Incentive Plan ("LTIP") or "defined benefit" (pension) plan.

Option Grants in Last Fiscal Year. There were no grants during 1998 of stock options to executive officers under the ViaGrafix Corporation 1995 Stock Option Plan, with the exception of David S Schulhof, a Vice President during the last six months of 1998, who is no longer with the Company.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values. The following table sets forth for each of the executive officers named in the Summary Compensation Table above, certain information regarding the exercise of stock options during the fiscal year ended December 31, 1998 and the value of options held at fiscal year-end.

                 Aggregated Option Exercises in Last Fiscal Year
                        And Fiscal Year-End Option Values

        (a)               (b)            (c)                      (d)                          (e)
                                                               Number of
                                                               Securities                   Value of
                                                               Underlying                  Unexercised
                                                              Unexercised                  In-the-Money
                         Shares                                Options At                   Options At
                        Acquired           Value              Year End (#)               Year End ($)(1)
        Name         On Exercise (#)   Realized ($)(1)  Exercisable/Unexercisable   Exercisable/Unexercisable
        ----         ---------------  ----------------  -------------------------   -------------------------
Robert C. Moore, Jr.      3,429           $38,696               0 / 13,716                  0 / $41,628

Austin E. Acuff           1,714            21,939                0 / 1,714                   0 / 24,939
---------------------

(1) Market value of underlying securities at exercise date or fiscal year end, as the case may be, minus the exercise price.

Employment Contracts and Change In Control Arrangements

         The Company has no employment contracts with any of its officers or directors. The Company has an agreement with Robert Moore respecting any "change in control" whereby he is eligible to receive, in the event that his employment is terminated following a change in control of the Company, other than for just cause (as defined), an amount equal to eighteen months of his salary immediately prior to the change in control; an amount for purchase of his home in Mayes County, Oklahoma, at its then fair market value; and immediate vesting of all options held. Pursuant to the terms of the agreement, a "change in control" shall occur when, by reason of a sale of stock or assets, merger or other business combination, Michael A. Webster and Robert E. Webster no longer have effective control over the Company or the designation of nominees to its Board of Directors.

Compensation of Directors

         The  Company  pays   directors'   fees  of  $500  per  director   (plus
reimbursement of expenses) for attendance at each Board meeting, scheduled to be held on a quarterly basis, but not limited to four meetings per year.

<PAGE 7>

Company Stock Price Performance

         The following performance graph compares the cumulative total shareholder return on the Company's common stock between March 4, 1998 (the date the Company's common stock commenced public trading) and December 31, 1998, with the cumulative total return of a broad equity market index and a nationally recognized industry standard over the same period. The Company has selected The Nasdaq Stock Market (U.S.) Index for the broad equity index and the Hambrecht & Quist Technology Index as an industry standard. The stock price information shown on the following graph is not necessarily indicative of future price performance.


                                            Comparison of 10 Month Cumulative
                                                      Total Return*
                                         ---------------------------------------
                                                        3/4/98     12/31/98

ViaGrafix Corporation                                      100           37
Nasdaq Stock Market (U.S.)                                 100          126
Hambrecht & Quist Technology                               100          133

* Assumes $100 invested on 3/4/98,
  including reinvestment of dividends.
  Year ending December 31, 1998.

<PAGE 8>

PROPOSAL TO APPROVE AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN

         In 1995, the Company adopted a Stock Option Plan (the "Plan") for certain of its directors, officers, employees and consultants. The purpose of the Plan is to enable the Company and its stockholders to secure the benefits of common stock ownership, or increased ownership, by key personnel of the Company and to promote the success of the Company's business. The Board believes that the granting of options under the Plan will foster the Company's ability to attract, retain and motivate those individuals who will be largely responsible for the continued profitability and long-term future growth of the Company.

         Pursuant to the Plan, as amended to date, the Company may issue and sell a total of 1,000,000 shares of its $.01 par value common stock. As of December 31, 1998, the Company only had 26,794 shares reserved for future option grants under the Plan.

         On February 9, 1999, the Company's Board of Directors approved a further amendment to the Plan, which amendment increases the number of shares of Common Stock subject to the Plan from 1,000,000 to 2,000,000.

         The affirmative vote of the holders of a majority of the shares of common stock entitled to vote and represented in person or by proxy at the Annual Meeting is required for approval of the proposed amendment. The Board of Directors recommends that stockholders vote FOR approval of the proposed Plan amendment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         At December 31, 1997, the Company had two 7.5% promissory notes payable to Robert E. Webster, an executive officer and director of the Company, and to Geocapital III, L.P. At that time, Geocapital III, L.P. held in excess of 5% of the Company's common stock. The notes, amounting to $2,467,100 and $1,193,900 respectively, were repaid with proceeds from the Company's initial public offering in March 1998. See Notes 6 and 11 of Notes to Consolidated Financial Statements in the Company's 10-K for the year ending December 31, 1998.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely upon a review of Forms 4 furnished to the Company during its most recent fiscal year, the Company knows of no director, officer or beneficial owner of more than ten percent of the Company's Common Stock who has failed to file on a timely basis reports of beneficial ownership of the Company's Common Stock as required by Section 16(a) of the Securities Exchange Act of 1934, as amended, except for sales made by Michael Webster and Robert Webster on March 25, 1998 associated with the sales of overallotment shares related to the Company's initial public offering of 174,441 and 115,820 shares respectively, which were reported on Form 4's mailed on May 8, 1998.

<PAGE 9>

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANT

         Ernst & Young LLP has been selected as the principal accountant of the Company for the current year. Representatives of Ernst & Young LLP are expected to be present at the 1999 Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the 2000 Annual Meeting must be received at the Company's executive offices, One American Way, Pryor, Oklahoma 74361, no later than December 16, 1999, for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting;

OTHER MATTERS

         Management knows of no business which will be presented at the 1999 Annual Meeting other than to elect directors for the ensuing year and to vote on the proposed amendment to the Company's 1995 Stock Option Plan.

         The cost of preparing, assembling and mailing all proxy solicitation materials will be paid by the Company. It is contemplated that the solicitation will be conducted only by use of the mails. The Company will, upon request, reimburse brokers for the costs incurred by them in forwarding solicitation materials to such of their customers as are the beneficial holders of Common Stock of the Company registered in the names of such brokers.


                                            By Order of the Board of Directors


                                            /s/ Michael A. Webster
                                            ---------------------------
                                                Michael A. Webster
                                                President

March 31, 1999